UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported):
January 7, 2011

Commission File Number: 0-29923

CUI Global, Inc.
(Name of Small Business Issuer in Its Charter)
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Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300
(Registrant’s telephone number)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

During November 18, 2010 through December 30, 2010, the Company issued 8,100,000 shares of common stock to twenty eight investors at a price of $0.20 per share.  The Company received total consideration of $1,620,000 in the offering.  The Company did not pay any commissions or underwriting discounts in connection with this offering.

The shares issued in this offering were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. Each of the investors was accredited, including one investor who is a director, officer and employee, one investor who is an officer and employee and one investor who is an employee.  Each investor was given information concerning the Company and represented that the securities were being acquired for investment purposes only. Appropriate restrictive legends were placed on the shares of common stock.

The information in this report furnished pursuant to Items 3.02 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section.  It may only be incorporated by reference in another filing under the Securities Act of 1933, as amended, if such subsequent filing references Items 3.02 of this Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 7th day of January 2011.

CUI Global, Inc.

By:	/s/ William J. Clough
William J. Clough, CEO/President